UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Amended & Restated Contribution Agreement – Hampton Inn & Suites Fargo Medical Center – Fargo, North Dakota

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on October 15, 2021, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into an Amended Legendary Equity Preservation UPREIT (Pat. Pend.) Contribution Agreement with Agassiz Hospitality, LLC (the “Contributor”), dated as of October 8, 2021 (“the Amended Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 90-room Hampton Inn & Suites Fargo Medical Center in Fargo, North Dakota (the “Hampton Fargo”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On January 18, 2022, the Operating Partnership and the Contributor entered into an Amended & Restated Contribution Agreement (the “Amended & Restated Contribution Agreement”) which amended and restated the Contribution Agreement. The aggregate contractual consideration under the Amended & Restated Contribution Agreement is $11,400,000 plus closing costs, subject to adjustment as provided in the Amended & Restated Contribution Agreement. The consideration consists of an assumed loan by subsidiaries of the Operating Partnership with Legendary A-1 Bonds, LLC (the “Lender”) of $7.2 million secured by the Hampton Fargo (described in Item 2.03 below), the issuance by the Operating Partnership of 405,130 Series T Limited Units of the Operating Partnership, and the payment by the Operating Partnership of $150,000 in cash.

Pursuant to the Amended & Restated Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 3.0% of the unit value for the three years after closing, depending upon the net operating income (“NOI”) of the Hampton Fargo during each such applicable year. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months after the closing. The number of Common Limited Units to be issued to the Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the Hampton Fargo less amounts incurred or accrued by the Operating Partnership for (i) any funds advanced as cash at closing (ii) $100,000 contribution towards closing costs, (iii) the loan balance of any loan originated or assumed by the Operating Partnership, plus any fees, expenses, and costs provided therein (iv) loan assumption or origination fees and related expenses, (v) if applicable, costs of prepayment or defeasance and related expenses, (vi) PIP and capital expenditures, (vii) operating cash infused by the Operating Partnership, (viii) any shortfall of the 10% minimum cumulative yield on the Company’s invested capital, and (ix) any other unrealized or unreimbursed costs of operating the Hampton Fargo, calculated pursuant to the terms of the Amended & Restated Contribution Agreement, which may be higher or lower than the initial valuation.

Acquisition of Hampton Fargo

On January 18, 2022, the Contributor contributed the Hampton Fargo to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the Hampton Fargo with proceeds from the Company’s ongoing private offering, Series T units issued to the Contributor as described above, and an assumed loan secured by the Hampton Fargo (described above and discussed in more detail in Item 2.03 below).

Management of Hampton Fargo

On January 18, 2022, the Company, through its subsidiary LF3 Fargo Med TRS, LLC (the “TRS Subsidiary”) entered into a management agreement with KAJ Hospitality Inc. (“KAJ”) (the “KAJ Management Agreement”), to provide property management and hotel operations management services for the Hampton Fargo. The KAJ Management Agreement has an initial term of five years after its effective date, which automatically renews for successive one-year periods, unless terminated in accordance with its terms. Pursuant to the KAJ Management Agreement, the TRS Subsidiary

agrees to pay to KAJ a management fee equal to 3.0% of total revenues plus an accounting fee of $14.00 per room for accounting services, payable monthly. KAJ may also receive incentive management fees if certain performance metrics are achieved.  The TRS Subsidiary also reimburses KAJ for certain costs of operating the property incurred on behalf of the Company.  All reimbursements are paid to KAJ at cost. The KAJ Management Agreement may be terminated upon the occurrence of an Event of Default (as defined in the KAJ Management Agreement), subject in certain cases to applicable notice and cure periods as described in the KAJ Management Agreement.  The TRS Subsidiary may terminate the KAJ Management Agreement if certain performance metrics are not met by KAJ.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On January 18, 2022, in connection with the contribution of the Hampton Fargo to the Operating Partnership, and pursuant to the Assumption Agreement, dated as of January 18, 2022 (the “Assumption Agreement”), the LF3 Fargo Med, LLC and TRS Subsidiary (collectively, the “Borrower”) assumed the existing term loan originally made by the Contributor of a $7.2 million loan with Legendary A-1 Bonds, LLC, (the “Lender”), which is secured by the Hampton Fargo (the “Hampton Fargo Loan”). The Hampton Fargo Loan is evidenced by a promissory note and has a fixed interest rate of 7.0% per annum.  The Hampton Fargo Loan matures October 3, 2022, which may be extended by the Borrower for an additional one-year term upon satisfaction of certain conditions contained in the Assumption Agreement, including no then-existing event of default. The Hampton Fargo Loan requires monthly payments of interest-only throughout the term, with the outstanding principal and interest due at maturity. The Borrower has the right to prepay the Hampton Fargo Loan in full at any time without a fee. The Assumption Agreement requires Borrower to fund an insurance and tax reserve account at closing.

The Assumption Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Assumption Agreement, the Lender may accelerate the repayment of amounts outstanding under the Assumption Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Assumption Agreement, the Operating Partnership entered into a Guaranty (the “OP Guaranty”) with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the OP Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: January 24, 2022	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary